UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 26, 2019

QTS Realty Trust, Inc.

QualityTech, LP

(Exact name of registrant as specified in its charter)

Maryland (QTS Realty Trust, Inc.) Delaware (QualityTech, LP)	001-36109 333-201810	46-2809094 27-0707288
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

12851 Foster Street Overland Park, KS	66213
(Address of principal executive offices)	(Zip Code)

(913) 814-9988

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Underwriting Agreement

On February 26, 2019, QTS Realty Trust, Inc. (the “Company”) and QualityTech, LP (the “Operating Partnership”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Jefferies LLC, KeyBanc Capital Markets Inc. and SunTrust Robinson Humphrey, Inc., as representatives of the several underwriters listed on Schedule A thereto (the “Underwriters”), and Jefferies LLC, as forward seller (in such capacity, the “Forward Seller”), and as forward purchaser (in such capacity, the “Forward Purchaser”), relating to the issuance and sale of 7,762,500 shares of the Company’s Class A common stock, $0.01 par value per share (the “Common Stock”), consisting of (i) 4,000,000 shares of Common Stock offered by the Company, and (ii) 3,762,500 shares of Common Stock offered on a forward basis at the request of the Company by the Forward Seller (which includes 1,012,500 shares of Common Stock offered by the Forward Seller pursuant to the Underwriters’ option to purchase additional shares, which option was exercised in full), in each case at a price to the public of $41.50 per share of Common Stock (the “Offering”). The Company and the Operating Partnership made certain customary representations, warranties and covenants concerning the Company and the Operating Partnership and the registration statement in the Underwriting Agreement and also agreed to indemnify the Underwriters, the Forward Seller and the Forward Purchaser against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

A copy of the Underwriting Agreement is attached to this Current Report on Form 8-K as Exhibit 1.1 and incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 1.1.

Forward Sale Agreement

In connection with the Offering, on February 26, 2019, the Company entered into a forward sale agreement with the Forward Purchaser (the “Forward Sale Agreement”) with respect to 3,762,500 shares of Common Stock sold in the Offering (including 1,012,500 shares of Common Stock pursuant to the Underwriters’ option to purchase additional shares of Common Stock from the Forward Seller). The Company expects to physically settle the Forward Sale Agreement (by the delivery of shares of Common Stock) and receive proceeds, subject to certain adjustments, from the sale of those shares of Common Stock by March 1, 2020 although the Company has the right to elect settlement prior to that time subject to certain conditions. Although the Company expects to settle the Forward Sale Agreement entirely by the physical delivery of shares of Common Stock in exchange for cash proceeds, the Forward Sale Agreement allows the Company cash or net-share settle all or a portion of its obligations under the Forward Sale Agreement. If the Company elects to cash or net share settle the Forward Sale Agreement, the Company may not receive any proceeds, and may owe cash or shares of Common Stock to the Forward Purchaser in certain circumstances. The Forward Sale Agreement provides for an initial forward sale price of $39.84 per share (which is the public offering price less the underwriting discount set forth on the front cover of the prospectus supplement for the Offering), subject to certain adjustments pursuant to the terms of the Forward Sale Agreement. The Forward Sale Agreement is subject to early termination or settlement under certain circumstances.  The Company will not initially receive any proceeds from the sale of shares of Common Stock by the Forward Purchaser.

A copy of the Forward Sale Agreement is attached to this Current Report on Form 8-K as Exhibit 1.2 and incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 1.2.

The Company expects to receive net proceeds from the sale and settlement of shares of Common Stock in the Offering (including from settlement of the Forward Sale Agreement), after deducting related underwriting discounts and commissions and estimated expenses, of approximately $308.8 million (including proceeds from the shares sold pursuant to the Underwriters option to purchase additional shares).  This amount is subject to certain adjustments pursuant to the Forward Sale Agreement (including decreases on certain dates based on amounts related to expected dividends on the Company’s Common Stock during the term of the Forward Sale Agreement) and assumes full physical settlement of the Forward Sale Agreement.  The Company intends to contribute the net proceeds from the Offering to the Operating Partnership. The Operating Partnership intends to use the net proceeds

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from the Offering to repay a portion of the amounts outstanding under its unsecured revolving credit facility, for capital expenditures, including the development of properties in its portfolio, and for other general corporate purposes.

Item 9.01 Financial Statements and Exhibits.

          (d) Exhibits

Exhibit Number	Exhibit Description

1.1

Underwriting Agreement, dated February 26, 2019, by and among QTS Realty Trust, Inc., QualityTech, LP, and Jefferies LLC, KeyBanc Capital Markets Inc. and SunTrust Robinson Humphrey, Inc., as representatives of the several Underwriters listed on Schedule A thereto, and Jefferies LLC in its capacity as the forward purchaser and the forward seller.

1.2	Forward Sale Agreement, dated February 26, 2019, between QTS Realty Trust, Inc. and Jefferies LLC.

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the Common Stock.

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QTS Realty Trust, Inc.

DATE: March 1, 2019		/s/ Shirley E. Goza
Shirley E. Goza
Secretary and General Counsel

QualityTech, LP

	By:	QTS Realty Trust, Inc.,
its general partner

DATE: March 1, 2019		/s/ Shirley E. Goza
Shirley E. Goza
Secretary and General Counsel

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